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                                                                   Exhibit 10.2
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                      AMENDED AND RESTATED CONVERTIBLE NOTE


$______________                                               May __, 1997


                  FOR VALUE RECEIVED, THE GROUND ROUND, INC., a Delaware corporation, GR OF MINN., INC., a Delaware corporation and GROUND ROUND RESTAURANTS INC., ("GRR"), a New York corporation (collectively, the "Obligors"), DO HEREBY JOINTLY AND SEVERALLY PROMISE to pay to the order of _________________, (the "Bank"), at the office of The Bank of New York (the "Agent"), at One Wall Street, New York, New York 10286, the sum of ________________ ($__________) or the aggregate unpaid principal amount of the Obligors' obligations hereunder, whichever is less, in lawful money of the United States of America on the date set forth below, together with interest as provided herein. The obligations of the Borrowers hereunder shall be joint and several. Unless otherwise defined herein, all terms that are defined in the Agreement (as hereinafter defined) shall have the same meaning herewith.

                  This Amended and Restated Convertible Note is one of the Convertible Notes referred to in that certain Amended and Restated Credit Agreement, dated as of September 12, 1996, as heretofore amended and as the same may be amended, modified or supplemented from time to time (the "Agreement"), among the Borrowers, the Agent and each of the financial institutions from time to time party thereto (the "Lenders"), and is subject to the provisions contained therein which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions specified therein.

                  Subject to the right of the holder of this Amended and Restated Convertible Note to convert amounts owing hereunder to common stock of GRR, this Amended and Restated Convertible Note shall be due and payable as follows: (i) if the holder has issued a demand for payment on or prior to May 25, 1997, on May 31, 1997 or (ii) if the holder has not issued a demand for payment on or prior to May 25, 1997, on thirty days prior written demand for payment provided the holder has not otherwise theretofore exercised its rights of conversion; provided, that if any of the Lenders under the Agreement issues a written demand for payment under any of the other Convertible Notes (x) the Obligors shall promptly, and in no event later than three Business Days following receipt of such demand, provide written notice of such demand to the Bank and (y) this Amended and
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Restated Convertible Note shall (without the necessity of the giving of any notice or the issuance of any demand) be due and payable on the date that amounts owing under such other Convertible Notes which were the subject of a demand are due and payable (the "Demand Date") unless the Bank advises the Obligors in writing that amounts due under this Amended and Restated Convertible Note are not due and payable on the Demand Date, in which case the demand and notice provisions set forth in clauses (i) and (ii) of this sentence shall remain in effect, provided, further, that if demand for payment has not been issued by the holder on or prior to November 30, 1997 and the holder has not otherwise theretofore exercised its rights of conversion, this Amended and Restated Convertible Note shall be due and payable on December 31, 1997 without the necessity of a demand for payment or the taking of any action by the holder, the Agent or any of the Lenders. Any demand for payment or exercise of a conversion right shall be irrevocable.

                  This Note is secured by certain Collateral referred to in the Agreement, reference to which is hereby made for a description of the Collateral provided thereby and the rights of the Borrowers, the Agent and the holder of this Note in respect of such Collateral.

                  This Amended and Restated Convertible Note is not subject to prepayment by, or on behalf of, the Obligors. This Amended and Restated Convertible Note shall not, prior to May 31, 1997, accrue interest. From and after May 31, 1997, interest shall accrue on such unpaid principal amount at the rate set forth in Section 2.06(c) of the Agreement and shall be payable as provided therein.

                  The holder of this Amended and Restated Convertible Note shall have the right, at its option, at any time during the period from and after May 1, 1997 through and including 5:00 p.m. N.Y.C. time on the Termination Date (as the same may be extended pursuant to the terms of the Agreement), to convert, subject to the terms and provisions hereof, not in excess of $________ [face amount of note] of principal of this Amended and Restated Convertible Note into non-registered and so legended shares of common stock of GRR at a conversion price equal to $2.70833 (the "Conversion Price") of principal hereunder for each share of common stock upon surrender of this Amended and Restated Convertible Note to GRR at the address set forth in Section 8.02 of the Agreement, together with a written notice of election executed by the holder hereof to convert this Amended and Restated Convertible Note, specifying the name or names in which the shares of common stock shall be registered, with the addresses of the persons so named. As promptly as practicable after the surrender of this Amended and Restated Convertible Note for conversion as set forth herein, GRR shall deliver, or cause


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to be delivered, certificates representing the number of shares of fully paid and non-assessable common stock into which this Amended and Restated Convertible Note may be converted in accordance with the provisions hereof, registered in the names as may be specified in such conversion notice. Such conversion shall be deemed to have been made at the close of business on the date that such Amended and Restated Convertible Note shall have been surrendered to GRR. Each holder entitled to receive the shares of common stock upon conversion of such Amended and Restated Convertible Note shall be treated for all purposes as having become the record holder or holders of such shares of common stock at such time. If the last day for the exercise of the conversion right shall be a Sunday or shall be, in the city in which is then located GRR's principal place of business, a legal holiday or a day on which banking institutions in such city are authorized by law to close, then such conversion rights may be exercised on the next succeeding business day.

                  The Conversion Price shall be subject to adjustment as follows:

                           (a) In case GRR shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of common stock, (iii) combine its outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of its shares of common stock any shares of GRR, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of this Amended and Restated Convertible Note if thereafter surrendered for conversion shall be entitled to receive the number of shares of common stock of GRR which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Amended and Restated Convertible Note been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (b) In case GRR shall issue rights or warrants to holders of its common stock entitling them (for a period expiring within 15 days after the record date mentioned below) to subscribe for or purchase shares of common stock at a price per share less than the closing price (as defined below) per share of common stock at the record date mentioned below, the price per share at which this Amended and Restated Convertible Note may thereafter be converted into common stock shall be determined by dividing the price


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per share for which this Amended and Restated Convertible Note were theretofore convertible into common stock by a fraction of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                           (c) For the purpose of any computation under subparagraph (b) above, the "closing price" for any business day shall mean: (i) if the shares shall not be listed or admitted to trading on any national securities exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ or a similar source selected from time to time by GRR for such purpose, or (ii) if the shares are listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE - Consolidated Tape (or any successor composite tape reporting transactions on the New York Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the shares, or if the shares shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price on the principal national securities exchange on which the greatest number of the shares has been traded during the thirty (30) consecutive business days preceding such business day, or, in either case, if there is no transaction on any business day, the average of the bid and asked prices on such day.

                           (d) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least $.10 in such price. All calculations under this paragraph shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  After giving effect to any conversion hereunder, the remaining principal balance of this Amended and Restated Convertible Note, together with all accrued interest, shall be payable upon 30 days prior written demand to the Obligors; provided, that if demand shall not have been made on or prior to

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November 30, 1997, such amounts shall be payable on December 31, 1997.

                  No fractional shares shall be issued upon the conversion of this Amended and Restated Convertible Note. If any fractional interest in a share of common stock would, except for the provisions of this paragraph, be deliverable upon the conversion of this Amended and Restated Convertible Note, GRR shall, in lieu of delivering a fractional share therefor, adjust such fractional interest as follows: if GRR would otherwise be obligated to issue less than one-half of a share, GRR shall reduce the number of shares to be issued to the nearest whole number of shares (e.g. 100 4/9 shares shall be reduced to 100 shares) and if GRR would otherwise be obligated to issue one-half or more of a share, GRR shall increase the number of shares to be issued to the nearest whole number of shares (e.g., 100 1/2 shares shall be increased to 101 shares).

                  Any share of GRR common stock issued to the holder of this Amended and Restated Convertible Note shall be governed by the terms of that certain Registration Rights Agreement among GRR and the Lenders of even date herewith.

                  This Amended and Restated Convertible Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.


                                                  THE GROUND ROUND, INC.


                                                  By:_______________________
                                                     Title:


                                                  GR OF MINN., INC.


                                                  By:_______________________
                                                     Title:


                                                  GROUND ROUND RESTAURANTS, INC.


                                                  By:________________________
                                                     Title:


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